UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2016

COVANTA HOLDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

1-6732	Delaware	95-6021257
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

445 South Street, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

(862) 345-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective as of August 17, 2016, Neil Zieselman will no longer serve as Vice President and Chief Accounting Officer of Covanta Holding Corporation (the “Company”). Mr. Zieselman’s departure is not as a result of any dispute or disagreement over the Company’s accounting principles or practices, financial statement disclosures, ethics policy or otherwise. Mr. Zieselman will be entitled to receive severance benefits available to senior officers of the Company under the Severance Plan for Covanta Energy Corporation Senior Officers. For further information on such Severance Plan, see “Executive Compensation” in the Company’s 2016 Proxy Statement filed with the Securities and Exchange Commission on March 24, 2016.

(c) Bradford J. Helgeson, 40, the Company’s Executive Vice President and Chief Financial Officer since November 2013, assumes the duties and responsibilities of the principal accounting officer, effective immediately. Mr. Helgeson served as the Company’s Vice President and Treasurer from May 2007 to November 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 17, 2016

COVANTA HOLDING CORPORATION

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel & Secretary